Exhibit 10.2

FRIEDMAN INDUSTRIES INCORPORATED
HAROLD FRIEDMAN

AGREEMENT

     This Agreement (this “Agreement”) is entered into on December 13, 2004, by and between Friedman Industries, Incorporated, a Texas corporation (the “Company”), and Harold Friedman (the “Executive”).

     WHEREAS, the Executive has served the Company in various executive officer capacities since 1975 including most recently as its Vice Chairman of the Board since 1995;

     WHEREAS, the Executive wishes to retire as a full-time employee of the Company to have additional leisure time and to pursue other interests;

     WHEREAS, both the Company and the Executive have determined that it is in the Company’s best interest to effect an executive succession plan in respect of the executive services rendered by the Executive;

     WHEREAS, the Executive’s knowledge, expertise, experience and skills are valuable to the Company and will continue to be so upon and after the date of his retirement from the Company;

     NOW, THEREFORE, in view of the foregoing, and in recognition of the Executive’s valuable contributions to the success of the Company, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending legally to be bound, agree as follows:

     1. Retirement. Effective as of 11:59 p.m. (Central time) on December 31, 2004, the Executive (i) resigns as Vice Chairman of the Board of the Company, from any other officer position he may hold with the Company and from any director or officer position he may hold with any subsidiary of the Company and (ii) retires from full-time employment with the Company.

     2. Term. Subject to the specific provisions for termination set forth in Section 7 hereof, the term of this Agreement shall be for the period beginning on January 1, 2005, and ending on December 31, 2009, and shall automatically renew thereafter for additional successive one-year periods unless and until the Company shall send the Executive written notice of termination on or prior to the 90th day preceding the last day of the then applicable one-year renewal period (the “Term”).

     3. Nature of Relationship. During the Term, the Executive shall be a part-time employee of the Company.

     4. Duties of Executive.

     (a) General. During the Term, the Executive will serve in such capacities as reasonably may be designated by the Board of Directors of the Company (the “Board”), the

Chief Executive Officer of the Company or the Chief Financial Officer of the Company from time to time during the Term, and shall render such services as are reasonably consistent with such capacities.

     (b) Other Activities. Notwithstanding the provisions of this Section 4 or any other provisions hereof, it is understood that during the Term, the Executive may engage in such activities on such terms and conditions for such other person as the Executive in his sole discretion shall desire so long as such activities do not interfere materially with or detract materially from the Executive’s performance of his duties hereunder. Notwithstanding the immediately preceding sentence, during the Term, the Executive may not engage in any activities for or any other company that currently or in the future is engaged in any manner in any business in which the Company or any of its subsidiaries is then engaged.

     5. Compensation. For all the duties to be performed by the Executive hereunder, during the Term, the Executive shall receive a salary at an annual rate of $13,200.00, which monthly amount shall be $1,100.00. Such salary shall be payable to the Executive in installments in accordance with the Company’s policy for the payment of executives as in effect from time to time during the Term.

     6. Miscellaneous Provisions Regarding Duties, Compensation and Benefits.

     (a) Service on Board of Directors. The Company shall take all efforts reasonably within its control to cause the Executive to remain a member of the Board until the annual meeting of shareholders of the Company held in 2005, subject to any actions taken or not taken by any person in respect of compliance with any applicable fiduciary duties.

     (b) Expenses. During the Term, the Executive shall be reimbursed for his reasonable business and travel expenses in accordance with the general reimbursement policy of the Company then in effect with respect to its executives and as such policy may be changed from time to time thereafter by the Company, until the expiration of the Term, provided that the expenses are incurred in connection with the performance of services by the Executive specifically requested in accordance with Section 4(a) hereof, and the Executive has submitted to the Company on a timely basis such documentation as may be necessary to substantiate such expenses and the business purpose thereof.

     (c) Deductions. During the Term, all compensation of any nature whatsoever payable to the Executive hereunder shall be subject to deductions by the Company for applicable social security taxes, federal, state and municipal taxes and other charges as may now be in effect but which may hereinafter be enacted or required with respect to amounts paid to a part-time employee.

     7. Termination. Upon the termination of this Agreement by Executive, the termination of this Agreement by the Company in accordance with Section 2 hereof, an Event of Termination for Cause, or the death or disability of the Executive, this Agreement shall terminate and the Company will pay to the Executive and provide to the Executive only the amounts provided for herein earned and due but unpaid through the date of such termination. An “Event of Termination for Cause” shall have occurred if the Company reasonably shall determine and notifies the Executive that it reasonably has determined that (i) the Executive willfully has neglected the performance of his duties hereunder, (ii) the Executive has been convicted by a court of competent jurisdiction of a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or (iii) the Executive has committed acts amounting to gross negligence or willful misconduct to the material detriment of the Company.

     8. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held by a court of competent jurisdiction invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     9. Inurement. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Executive and their respective heirs, personal and legal representatives, successors and assigns.

     10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas and, to the extent controlling, applicable federal laws of the United States of America.

     11. Notices. Any notice required to be given shall be sufficient if it is in writing, hand delivered or sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of the Executive, to his residence at the address set forth on the signature page hereof or such other address of which the Executive may hereafter notify the Company, and, in the case of the Company, to the office address of the Company set forth on the signature page hereof or such other address of which the Company may hereafter notify the Executive.

     12. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and the Executive with respect to the subject matter hereof, and supersedes all other representations, promises, agreements, understandings or negotiations between the parties regarding the subject matter hereof, whether written or oral, not contained herein.

     13. Amendments and Waivers. No change or modification of this Agreement shall be valid or binding unless it is in writing and duly executed by both parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged thereby. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

     14. Assignments. This Agreement is a personal services contract. The rights and obligations of the Executive hereunder may not be sold, transferred, delegated, assigned, pledged or hypothecated and any attempted assignment, transfer or sale shall be void.

     15. Captions. The captions of the various sections and subsections of this Agreement have been inserted only for purposes of convenience and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“Company”:

FRIEDMAN INDUSTRIES, INCORPORATED

/s/ BEN HARPER

Ben Harper
Senior Vice President - Finance

Company’s Office Address:
P. O. Box 2192
Longview, Texas 75601
Attention: President

“Executive”:

/s/ HAROLD FRIEDMAN

Harold Friedman

Executive’s Residence Address:
PMB 175
P.O. Box 31900
Houston, Texas 77231-1900